UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 23, 2008

Innovex, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-13143	41-1223933
(Commission File Number)	(I.R.S. Employer Identification No.)
3033 Campus Drive, Suite E180 Plymouth, MN	55441
(Address Of Principal Executive Offices)	(Zip Code)

(763) 383-4000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.
ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 23, 2008, Innovex, Inc. (the “Company”) and its subsidiary, Innovex (Thailand) Limited, the borrower entered into supplemental agreements to its credit facilities with Bank of Ayudhya Public Company Limited (“BAY”) and TMB Bank Public Company Limited (“TMB”).  The Company is the guarantor for the indebtedness of Innovex (Thailand) Limited, the borrower.

Attached hereto as Exhibit 10.1 to this Form 8-K and incorporated by reference is Supplemental Agreement effective June 23, 2008 to the Amended and Restated Second Credit Facilities Agreement (“Second Credit Agreement”) between Innovex (Thailand) Limited as the Borrower and Bank of Ayudhya Public Company Limited and TMB Bank Public Company Limited as Creditors. Attached hereto as Exhibit 10.2 to this Form 8-K and incorporated by reference is Supplemental Agreement effective June 23, 2008 to the Third Credit Facilities Agreement (“Third Credit Agreement”) between Innovex (Thailand) Limited as the Borrower and Bank of Ayudhya Public Company Limited and TMB Bank Public Company Limited as Creditors.

The supplemental agreements rescheduled the required debt payments under the Third Credit Agreement and the Second Credit Agreement to defer principal payments originally scheduled for the Company’s third and fourth quarters, change payments from a quarterly basis to a monthly basis, to reduce near term payments under both agreements and extend the payment schedule term for the Second Credit Agreement through September 2012.

In addition, the supplemental agreements now require Innovex Inc. to comply with covenants in addition to the covenants applicable to Innovex (Thailand) Limited.  The Innovex (Thailand) Limited financial covenants have also been modified under the supplemental agreements.  The supplemental agreements also modified the level of funding required in the debt service reserve account to include interest for three periods and one principal payment.

Under the supplemental agreement to the Third Credit Agreement, no additional long term borrowing will be provided under the Third Credit Agreement.  The interest rate was modified to be the BAY and TMB Average minimum loan rate minus 1 % per annum, adjusted for each interest period, for the remainder of the term of the long term debt under both the Second Credit Agreement and Third Credit Agreements.  The supplemental agreements also increased the security pledged under the Second Credit Agreement and Third Credit Agreements to include other assets with a fair market value of approximately $3.8 million which are currently held by Innovex (Thailand) Limited that had not been pledged.

ITEM 8.01     Other Events.

The Company hereby furnishes a press release issued on June 26, 2008 and attached hereto as Exhibit 99.1 disclosing information regarding the completion of the restructuring described above of its credit facilities.

ITEM 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Supplemental Agreement to the Amended and Restated Second Credit Facilities Agreement effective June 23, 2008 between Innovex (Thailand) Limited as the Borrower and Bank of Ayudhya Public Company Limited and TMB Bank Public Company Limited as Creditors.

10.2	Supplemental Agreement to the Third Credit Facilities Agreement effective June 23, 2008 between Innovex (Thailand) Limited as the Borrower and Bank of Ayudhya Public Company Limited and TMB Bank Public Company Limited as Creditors.

99.1	Press Release issued June 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVEX, INC.

By: /s/Randy Acres
Randy Acres
Senior Vice President and CFO

Date:	June 26, 2008